                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

         Preliminary Proxy Statement     CONFIDENTIAL, FOR USE OF THE COMMISSION
                                         ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]      Definitive Proxy Statement
         Definitive Additional Materials
         Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           COHESANT TECHNOLOGIES INC.
                           --------------------------
                (Name of Registrant as Specified in its Charter)

                           COHESANT TECHNOLOGIES INC.
                           --------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                           COHESANT TECHNOLOGIES INC.
                        1801 East Ninth Street, Suite 510
                              Cleveland, Ohio 44114

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 1997

         The Annual Meeting of Stockholders of Cohesant Technologies Inc. will be held at The Amphitheater at Ohio Savings Plaza, 1801 East Ninth Street, Cleveland, Ohio 44114 on Thursday, June 19, 1997 at 4:00 p.m., local time, for the following purposes:

         1.       To elect five Directors;

         2. To ratify the appointment of Arthur Andersen LLP as auditors of the Company for 1997;

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on May 2, 1997, as the record date for determining stockholders who are entitled to notice of the meeting and to vote.

         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE SHARES IN PERSON.

         The Proxy Statement accompanies this Notice.


                                           Dwight D. Goodman
                                           President and Chief Operating Officer

May 9, 1997
By Order of the
Board of Directors

                           COHESANT TECHNOLOGIES INC.
                        1801 East Ninth Street, Suite 510
                              Cleveland, Ohio 44114

                               1997 ANNUAL MEETING
                                  June 19, 1997

THE PROXY AND SOLICITATION

         This Proxy Statement is being mailed on May 9, 1997, to the stockholders of Cohesant Technologies Inc. (the "Company") in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 1997 Annual Meeting of Stockholders to be held on June 19, 1997. Any stockholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in a subsequently dated writing or in the open meeting before any vote with respect to the matters set forth therein is taken. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted Proxy. The representation in person or by Proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The nominees for Directors receiving the greatest number of votes will be elected; the proposal regarding the ratification of the auditors requires approval only by a majority of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of either vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.

PURPOSES OF ANNUAL MEETING

         The Annual Meeting has been called for the purposes of (1) electing five Directors; (2) ratifying the selection of Arthur Andersen LLP as auditors of the Company for 1997; and (3) transacting such other business as may properly come before the meeting.

         The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote shares of Common Stock represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the nominees listed below and in favor of the proposal listed in Item 2 above.

         The Company has no knowledge of any other matters to be presented at the meeting, except the reports of officers on which no action is proposed to be taken. In the event that other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

VOTING SECURITIES

         The Board of Directors has fixed the close of business on May 2, 1997, as the record date for determining stockholders entitled to notice of the meeting and to vote. On that date, 2,688,343 shares of Common Stock were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting.

OWNERSHIP OF VOTING SECURITIES

         The following table sets forth, as of the date hereof, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares; (ii) each Director,
(iii) each executive officer named in the Summary Compensation Table; and
(iv) all Directors and executive officers as a group:

                                                                                          PERCENTAGE OF
                                                      AMOUNT AND NATURE                    OUTSTANDING
          NAME AND ADDRESS                              OF BENEFICIAL                        SHARES
         OF BENEFICIAL OWNER                              OWNERSHIP                           OWNED
         -------------------                              ---------                           -----

Morton A. Cohen
1801 East 9th Street
Cleveland, Ohio 44114                                    1,307,880(1)(2)                        48.6%

Clarion Capital Corporation
1801 East 9th Street
Cleveland, Ohio 44114                                    1,175,980                              43.7%

Dwight D. Goodman
5845 W. 82nd Street
Indianapolis, Indiana 46278                                 55,655(3)                            2.1%

Douglas R. Elliott
5231 Northrup Avenue
St. Louis, Missouri 63110                                  125,175(3)                            4.6%

Morris H. Wheeler
1801 East 9th Street
Cleveland, Ohio 44114                                    1,177,980(4)                           43.8%

Michael L. Boeckman
1300 East 9th Street
Cleveland, Ohio 44114                                        1,000                                  *

All directors and executive officers  as a group         1,491,710(5)                           55.2%(5)
(5 persons)

*Represents less than 1%.

(1) Includes 1,175,980 shares owned of record by Clarion Capital Corporation ("Clarion"), an entity of which Mr. Cohen is a principal, and 30,500 shares held by various other investment funds of which Mr. Cohen is deemed a control person.
(2) Includes 1,000 shares issuable upon exercise of options exercisable within 60 days of the date hereof.
(3) Includes 7,500 shares issuable upon exercise of options exercisable within 60 days of the date hereof.
(4)      Includes 1,175,980 shares owned of record by Clarion.
(5) Includes 16,000 shares issuable upon exercise of stock options exercisable within 60 days of the date hereof.

ELECTION OF OFFICERS

         Five directors are to be elected at the Annual Meeting, to hold office from election until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Norton W. Rose, age 68, has retired from the Board of Directors. Since a suitable replacement nominee has yet to be found, a vacancy will remain in the

Board of Directors until filled by the Directors. The following table sets forth certain information regarding the nominees, based upon data furnished to the Company by such persons as of May 2, 1997. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

                                                                                                              DIRECTOR
          NAME                      PRINCIPAL OCCUPATION                                  AGE                   SINCE
          ----                      --------------------                                  ---                   -----

Morton A. Cohen                     Chairman and Chief Executive                           61                   1994
                                    Officer of the Company

Dwight D. Goodman                   President and Chief Operating                          64                   1994
                                    Officer of the Company

Douglas R. Elliott                  Executive Vice President                               44                   1994
                                    and Chief Technical Officer
                                    of the Company

Michael L. Boeckman                 Chief Financial Officer                                50                   1994
                                    of Cohen & Co.

Morris H. Wheeler                   President of Clarion Management Ltd.                   36                   1996
                                    and Clarion Capital Corporation


         MORTON A. COHEN has been Chairman of the Board and Chief Executive Officer since the Company's inception in July 1994, and served as the Company's President from May to July 1996. Mr. Cohen has been Chairman of the Board of Directors and Chief Executive Officer of Clarion, a private, small business investment company for more than five years. He is also a director of Sentex Sensing Technologies, Inc., a manufacturer of instrumentation measuring devices; Zemex Corporation, an industrial minerals company; Gothic Energy Corporation, a developer and operator of oil and gas producing properties and DHB Capital Group, Inc., a holding company with a diversified portfolio. Mr. Cohen is the father-in-law of Morris H. Wheeler.

         DWIGHT D. GOODMAN has been a Director of the Company since its inception and has been the President and Chief Operating Officer of the Company since July 1996 and Chief Financial Officer since May 1996; from May 1996 until July 1996, Mr. Goodman had been the Company's Executive Vice President and Chief Financial Officer. Mr. Goodman had been the President and Chief Executive Officer of Glas-Craft, Inc. ("GCI"), a Company subsidiary, since 1984.

         DOUGLAS R. ELLIOTT has been a Director of the Company since its inception and has been the Company's Executive Vice President and Chief Technical Officer since October 1996. Prior thereto, Mr. Elliot had been President and Chief Executive Officer of American Chemical Company ("ACC"), a Company subsidiary, for more than five years.

         MICHAEL L. BOECKMAN has been a Director of the Company since its inception. Mr. Boeckman has been Chief Financial Officer of Cohen & Co., an accounting firm, since December 1996. From May 1996 through December 1996, Mr. Boeckman was a self-employed business consultant. From July 1994 until May 1996, Mr. Boeckman was the Company's President and Chief Operating Officer. Prior thereto, Mr. Boeckman was the Vice President and Chief Financial Officer of Clarion for more than five years.

         MORRIS H. WHEELER has been a Director of the Company since July 1996. Mr. Wheeler has been President of Clarion since September 1996, and served as its Vice President from August 1994 to September 1996. Mr. Wheeler has been President of Clarion Management Ltd., an investment management and consulting company, since April 1996. Prior to August 1994, Mr. Wheeler was an attorney with the law firm of Davis Polk & Wardwell in New York City. Mr. Wheeler is the son-in-law of Morton A. Cohen.

         Each non-employee director receives an annual retainer of $4,000, plus $500 and reimbursement for expenses for each meeting attended. In addition, each non-employee director received a five-year option to purchase 5,000 shares of Common Stock at $1.25 on July 25, 1996. The Board of Directors has two standing committees which are the Compensation Committee, the members of which are Michael Boeckman and Morris Wheeler, and the Audit Committee, the members of which are Michael Boeckman and Morris Wheeler.

         During the fiscal year ended November 30, 1996, there were four meetings of the Company's Board of Directors and one meeting each of the Compensation Committee and Audit Committee. Each incumbent Director has attended all of the Board meetings and committee meetings on which he served. The Board of Directors has no nominating committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3 and 4 an amendments thereto furnished to the Company with respect to its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that during the fiscal year ended November 30, 1996, all filing requirements applicable to its executive officers and Directors were met.

EXECUTIVE COMPENSATION

         The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended November 30, 1996, 1995 and 1994 for the chief executive officer and the other two most highly compensated executives of the Company. No other executive officer received compensation in excess of $100,000 during such year.

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                                           Annual Compensation                Compensation Awards
                                              -------------------------------------------   -----------------------

                                    Fiscal                                 Other Annual      Securities Underlying     All Other
  Name and Principal Position        Year        Salary        Bonus      Compensation(1)       Options (shares)     Compensation(2)
  ---------------------------        ----        ------        -----      ---------------    ---------------------   ---------------
Morton A. Cohen,                 1996             -0-           -0-             -0-                  10,000                 -0-
  Chairman of the Board and      1995             -0-           -0-             -0-                   1,000                 -0-
  Chief Executive Officer        1994             -0-           -0-             -0-                     -0-                 -0-

Dwight D. Goodman,               1996             $118,980      -0-             -0-                  15,000              $3,641
  President and Chief            1995              108,000      -0-             -0-                  15,000               3,703
  Operating Officer              1994              108,000    $39,273           -0-                     -0-               4,476

Douglas R. Elliott,              1996              111,240      -0-             -0-                   5,000               3,339
  Executive Vice President       1995              107,000      -0-             -0-                  15,000               3,210
  and Chief Technical Officer    1994              107,000      -0-             -0-                     -0-                 -0-
---------------

(1) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is greater than 10 percent of the total of annual salary and bonus reported for the named executive officer.

(2)      Includes corporate contributions to the Company's 401(k) Plan.

         Mr. Dwight D. Goodman has an agreement with GCI pursuant to which he is employed through November 30, 1997. The employment agreement provides for an annual base salary, increasing annually based upon the consumer price index and an annual bonus at the discretion of the Compensation Committee of the Board of Directors of the Company. In the event Mr. Goodman's employment is terminated without cause, he will be paid the then current salary for one year. At the July 1996 Board of Directors meeting, Mr. Goodman's salary was increased to $121,240 to reflect his additional duties.

         Mr. Douglas R. Elliott has an agreement with ACC pursuant to which he is employed as its President through November 30, 1997. Mr. Elliott's current annual base salary is $114,990, and an annual bonus is payable at the discretion of the Compensation Committee of the Board of Directors of the Company. In the event Mr. Elliott's employment is terminated without cause, he will be paid the then current salary for one year.

OPTION GRANTS IN LAST FISCAL YEAR
(INDIVIDUAL GRANTS)

         The following table provides information relating to grants of stock options made during the last fiscal year for the chief executive officer and the other two most highly compensated executives of the Company.

                               Number Of             % Of Total
                              Securities               Options              Exercise
                              Underlying             Granted To              Or Base
                                Options             Employees In              Price            Expiration
          Name                  Granted              Fiscal Year             ($/SH)              Date
          ----                  -------              -----------             ------              ----

Morton A. Cohen               10,000(1)                   8%                  $1.25            July 25, 2001
Dwight D. Goodman             15,000(1)                  12%                  $1.25            July 25, 2001
Douglas R. Elliott             5,000(2)                   4%                  $1.25            July 25, 2001

(1) The option becomes exercisable in two equal annual installments commencing July 25, 1997.

(2) The option becomes exercisable in four equal annual installments commencing July 25, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the chief executive officer and the other two most highly compensated executives of the Company.

                                                                    Number Of                    Value Of Unexercised
                                                                   Unexercised                      In-The-Money
                                                                   Options At                        Options At
                                                                 November 30, 1996               November 30, 1996
                           Shares Acquired     Value      ------------------------------    ------------------------------
       Name                  On Exercise      Realized     Exercisable     Unexercisable    Exercisable      Unexercisable
       ----               -----------------   --------     -----------     -------------    -----------      -------------

Morton A. Cohen                 -0-             -0-         1,000            10,000            -0-                -0-
Dwight D. Goodman               -0-             -0-         7,500            22,500            -0-                -0-
Douglas R. Elliott              -0-             -0-         7,500            12,500            -0-                -0-


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has entered, effective June 1, 1996, into a Financial Advisory Agreement with Clarion pursuant to which Clarion provides management and administrative support and assistance in preparation of SEC reports. Clarion receives a quarterly fee of $10,500. Under the agreement, Clarion also provides office space and equipment for the Company's Chief Executive Officer and his staff. Clarion also performs additional, specific projects, as requested. Under the agreement and its predecessor, an Office Sharing Agreement, Clarion received $21,800 in payment in fiscal 1996.

RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Arthur Andersen LLP as auditors for the fiscal year ended November 30, 1997. The Board of Directors requests the ratification of the appointment of Arthur Andersen LLP by the stockholders at the Annual Meeting. The Board of Directors recommends that each stockholder vote "FOR" ratification of Arthur Andersen LLP as auditors for fiscal 1997.

         Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of stockholders which are intended to be presented by such stockholders at the Company's next annual meeting of stockholders to be held in 1998 must be received by the Company no later than January 9, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Dwight D. Goodman
                                          President and Chief Operating Officer


Cleveland, Ohio
May 9, 1997

                              FINANCIAL INFORMATION

         UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO THE SECRETARY, COHESANT TECHNOLOGIES INC., 1801 E. NINTH STREET, SUITE 510, CLEVELAND, OHIO 44114, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-KSB, AS AMENDED, (BUT WITHOUT EXHIBITS) WILL BE PROVIDED WITHOUT CHARGE.

                           COHESANT TECHNOLOGIES INC.
                       1801 East Ninth Street, Suite 510
                             Cleveland, Ohio 44114

PROXY

  The undersigned, a holder of Common Stock of Cohesant Technologies Inc., a Delaware corporation (the "Company"), hereby appoints MORTON A. COHEN and DWIGHT
D. GOODMAN, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on June 19, 1997, and any adjournments thereof, as follows:

1. The election of five members to the Board of Directors to hold office for a one-year term and until their successors are duly elected and qualified, as provided in the Company's Proxy Statement:

   FOR ALL NOMINEES LISTED BELOW                          WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
                 [ ]                                                                      [ ]

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike out his or her name below)

 Morton A. Cohen, Michael L. Boeckman, Dwight D. Goodman, Douglas R. Elliot and Morris H. Wheeler.

2. The ratification of the appointment of Arthur Andersen, LLP as the Company's auditors for the fiscal year ending November 30, 1997.

           FOR [ ]               AGAINST [ ]               ABSTAIN [ ]

3. Upon such other maters as may properly come before the meeting or any adjournments thereof.

  The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

                      (Continued, and to be dated and signed, on the other side)

                        (Continued from the other side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSAL 2, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

    THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF ANNUAL MEETING AND ACCOMPANYING PROXY STATEMENT DATED MAY 9, 1997, RELATING TO THE ANNUAL MEETING AND THE 1996 ANNUAL REPORT TO STOCKHOLDERS.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                 Date: ___________________, 1997

                                                 ______________________________
                                                 (Signature(s) of Stockholder(s)

                                                 The signature(s) hereon should
                                                 correspond exactly with the
                                                 name(s) of the Stockholder(s)
                                                 appearing on the Stock
                                                 Certificate. If stock is
                                                 jointly held, all joint owners
                                                 should sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If signer is a
                                                 corporation, please sign the
                                                 full corporate name, and give
                                                 title of signing officer.

                                                 THIS PROXY IS SOLICITED BY THE
                                                 BOARD OF DIRECTORS OF COHESANT
                                                 TECHNOLOGIES, INC.